Exhibit 10.3
RESTRICTED SHARE AGREEMENT
The parties, PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST, a Maryland real estate investment trust (the “Trust”), and                      (“Trustee”) agree to enter into this restricted share agreement (“Agreement”), made at Cleveland, Ohio, this 29th day of September, 2006.
WITNESSETH:
     WHEREAS: The Trust is a publicly traded real estate company;
     WHEREAS: The Trust desires to substantially grow the asset base, net operating income, funds from operations, net value, and share value of the Trust;
     WHEREAS: The Trust seeks to retain the leadership experience, talent, and relationship of the Trustee;
     WHEREAS: The Trustee is a trustee of the Trust and intends to remain as a trustee until not re-elected;
     WHEREAS: The Trust and the Trustee desire to enter into this Agreement;
     NOW, THEREFORE, the Trust and the Trustee have agreed to be bound by the terms and conditions of this Agreement:
1) GRANTING OF RESTRICTED SHARES. The Trust will issue to the Trustee a total of 12,500 restricted shares of the Trust’s Class C Convertible Preferred Shares (“Restricted Shares”) for his services as a trustee of the Trust for the period beginning as of the date of this Agreement through September 29, 2008.
2) RESTRICTIONS ON THE SHARES. In accordance with the terms of the certificate of designation of the Restricted Shares, the holder of any Restricted Shares will at all times be entitled to vote the Restricted Shares and to receive any dividends declared on the Trust’s Class C Convertible Preferred Shares. In addition, the holder of any Restricted Shares may transfer the shares to any affiliate of the Trustee subject to the forfeiture and other provisions of this Agreement. However, the holder of any Restricted Shares may not otherwise transfer, sell, assign or dispose of any of the Restricted Shares until they have vested as provided for in this Agreement; provided further, that notwithstanding whether or not some or all of the Restricted Shares have vested as provided for in this Agreement, the holder of any Restricted Shares may not transfer or sell any of the Restricted Shares until the second anniversary of the date of this Agreement. The term “affiliate” shall have the meaning ascribed to it in Rule 12b-2 promulgated by the Securities and Exchange Commission.

3) VESTING OF RESTRICTED SHARES. The Restricted Shares will vest upon the latest to occur of:
     (a) a public offering by the Company sufficient to liquidate the Restricted Shares,
     (b) an exchange of the Company’s existing shares for new shares, and
     (c) September 29, 2008.
The vesting schedule shall not be affected if the Trustee dies. The holder of the Restricted Shares will automatically and without notice be forfeited and cease to have any right, title or interest to any of the Restricted Shares that remain subject to forfeiture immediately if the Trustee resigns from being a member of the Board of Trustees of the Trust prior to
September 29, 2008.
4) TAXES. Under the general rule of Section 83 of the Internal Revenue Code (the “Code”), the Trustee will not be treated as receiving the Restricted Shares until such time as he becomes substantially vested in the Restricted Shares. The Trustee will become substantially vested in the Restricted Shares upon the occurrence of the latest event described in Section 3 above. At that time, he will be taxed on the value of the Restricted Shares as ordinary compensation income. As an exception to this rule, Section 83 of the Code permits the Trustee to elect to be taxed on the value of the Restricted Shares as of the date of the grant of the Restricted Shares. The §83(b) election must be filed by the Trustee within 30 days of the grant of the Restricted Shares. The filing must be made with the Internal Revenue Service Center with which the Trustee files his federal income tax returns and a copy of the election must be submitted with his income tax return for the taxable year in which he receives the Restricted Shares and to the Trust.
5) REPRESENTATIONS OF THE TRUSTEE. The Trustee understands that the issuance of the Restricted Shares is intended to be exempt from registration under the Securities Act by virtue of §4(2) and represents and warrants that: (i) he is aware that the Restricted Shares are not registered under the Securities Act or the securities or “blue sky” laws of any state or jurisdiction; (ii) he understands that the Restricted Shares cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available and represents that he is acquiring the Restricted Shares for investment and not for immediate resale; and (iii) he acknowledges that the Restricted Shares will be treated as taxable income to him under the Code.
7) MISCELLANEOUS. This Agreement may only be modified, waived, or discharged if approved by the Board and agreed to in writing and signed by the Trustee and the Trust. This Agreement shall inure to the benefit of the Trustee and his heirs and legal representatives. No waiver by any party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, expressed or implied, with respect to the subject matter hereof, has been made by any of the parties which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. In the event legal action is instituted to enforce any provision of this Agreement, each party shall pay its own cost and expense thereof. This Agreement constitutes the entire agreement between the parties with the subject matter hereof and all prior negotiations, discussions, and agreements on that subject matter are hereby superseded. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when executed and delivered, will constitute one and the same instrument.
8) NO PERSONAL LIABILITY. Notwithstanding anything herein to the contrary, this Agreement is made and executed on behalf of the Trust, a real estate investment trust organized under the laws of the State of Maryland, by its officers thereof on behalf of the trustees thereof, and none of the trustees or any additional or successor trustees hereinafter appointed, nor any beneficiary, officer, employee or agent of the Trust will have any liability hereunder in his personal or individual capacity, but, instead, all parties will look solely to the property and assets of the Trust for satisfaction of claims of any nature arising under or in connection with this Agreement.
IN WITNESS WHEREOF, this Agreement has been signed by the Trust and the Trustee as of the date first above written.
PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

By:	/s/ James C. Mastandrea James C. Mastandrea, Chairman of
The Board of Trustees

Name:

Title:	Trustee

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